September 10, 2003


US Securities & Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn:  Document Control

Re:    Depositary Shares Evidenced
by American Depositary Receipts for
Ordinary Shares of Techtronic
Industries Company Limited
(file#82-03648)

Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended,
on behalf of The Bank of New York,
as depositary for securities against
which American Depositary Receipts
are to be issued, please note that the
ratio of the subject has changed from
1 DR to 20 Ordinary Shares to 1 DR
to 5 Ordinary Shares.

Pursuant to Section III B of the
General Instructions to the Form F-6
Registration Statement, we hereby
notify you of the ratio change of
Techtronic Industries Company
Limited.


Please contact me with any questions
or comments.

Sincerely,
/s/ Brian Ho____

Bryan Ho
Assistant Vice President
Tel. (212) 815-2476
Fax (212) 571-3050